Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-41705, 333-92017, 333-121389, 333-121385, 333-96083, 333-50976 and 333-50974) on Form S-8 and (Nos. 333-113814, 333-37443, 333-39641, 333-93179, 333-37622, 333-47992, 333-51474, 333-127053, 333-133772 and 333-146550) on Form S-3 of our report dated September 26, 2008 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s annual report on Form 10-K for the year ended June 30, 2008.

/s/ Cross, Fernandez & Riley, LLP

Cross, Fernandez & Riley, LLP

Certified Public Accountants

Orlando, Florida

September 26, 2008